SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss. 240.14a-12

                     PENN ENGINEERING & MANUFACTURING CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

   _____________________________________________________________________________

/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                     PENN ENGINEERING & MANUFACTURING CORP.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 4, 2000

TO THE STOCKHOLDERS OF PENN ENGINEERING & MANUFACTURING CORP.:

     The Annual Meeting of Stockholders of Penn Engineering & Manufacturing Corp. (hereinafter called the "Company") will be held on Thursday, May 4, 2000, at 2:00 p.m., local time, at the offices of the Company, Building 3, 5190 Old Easton Road, Danboro, Pennsylvania 18916, for the following purposes:

          1. To elect three Class C Directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2003 and until their successors are duly elected;

          2. To consider and vote upon a proposal to elect Ernst & Young LLP as auditors for the Company for its 2000 fiscal year; and

          3. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement, or continuation thereof.

     The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1999 is being mailed to the stockholders together with this Notice.

     If you do not expect to attend the Annual Meeting in person, please fill in, sign, date, and return the enclosed form of proxy in the enclosed envelope to First Union National Bank.

                                          By Order of the Board of Directors,

                                          Kenneth A. Swanstrom
                                          Chairman of the Board

Date: April 4, 2000

                     PENN ENGINEERING & MANUFACTURING CORP.

                           ---------------------------
                                 PROXY STATEMENT
                           ---------------------------

     This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about April 4, 2000, are furnished in connection with the solicitation by the Board of Directors of Penn Engineering & Manufacturing Corp. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 4, 2000, at 2:00 p.m., local time, and at any adjournment, postponement, or continuation thereof, at the offices of the Company, Building 3, 5190 Old Easton Road, Danboro, Pennsylvania 18916. The Company's principal executive offices are located at 5190 Old Easton Road, Danboro, Pennsylvania 18916.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for the Class C Directors named below and in favor of the election of Ernst & Young LLP as auditors of the Company for its 2000 fiscal year. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will reimburse brokers, nominees, fiduciaries, and custodians, and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     The Company has two classes of common stock: Common Stock, par value $.01 per share ("Common Stock"), and Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). Holders of record of both classes of common stock at the close of business on March 15, 2000 will be entitled to notice of the Annual Meeting, but only holders of Class A Common Stock of record at the close of business on March 15, 2000 will be entitled to vote at the Annual Meeting. As of March 15, 2000, the Company had outstanding 1,675,082 shares of Class A Common Stock, each of which is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors. The holders of Common Stock will have no voting rights at the Annual Meeting. For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares of Class A Common Stock represented in person or by proxy at the Annual Meeting.

     As of March 15, 2000, certain stockholders, listed in the table herein under "Beneficial Ownership of Common Stock and Class A Common Stock," beneficially owned in the aggregate 897,990 shares, or approximately 53.6%, of the Company's outstanding Class A Common Stock. Such stockholders have advised the Company that they will vote their shares for the election of Willard S. Boothby, Jr., Thomas M. Hyndman, Jr., and Daryl L. Swanstrom as Class C Directors, and for the election of Ernst & Young LLP as the Company's auditors for its 2000 fiscal year. Accordingly, Mr. Boothby, Mr. Hyndman, and Mrs. Swanstrom will be elected as Class C Directors, and Ernst & Young LLP will be elected as auditors for the Company for its 2000 fiscal year regardless of the votes of the Company's stockholders other than those listed in such table.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK AND
                              CLASS A COMMON STOCK

     The following table sets forth, as of February 29, 2000, the amount and percentage of the Company's outstanding Common Stock and Class A Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock or Class A Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                                                   NUMBER OF
                                                                TITLE OF             SHARES          PERCENT
                                                                CLASS OF          BENEFICIALLY         OF
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                       CAPITAL STOCK         OWNED(1)          CLASS
---------------------------------------                       -------------       ------------       -------
5% HOLDERS:
Kenneth A. Swanstrom
P.O. Box 1000
Danboro, PA 18916

  Individually (2)                                             Common                605,373           8.7%
                                                               Class A               244,291          14.6%

  Trust under the Will of Gladys Swanstrom (2)                 Common                 91,425           1.3%
                                                               Class A                62,975           3.8%

  Trusts under the Will of Klas A. Swanstrom (3)               Common                197,916           2.9%
                                                               Class A                98,472           5.9%
Daryl L. Swanstrom
P.O. Box 2309
Peachtree City, GA 30269

  Individually (4)                                             Common                 92,668           1.4%
                                                               Class A               280,506          16.8%

  Trust under Item Fourth of the Will of                       Common                 52,720           1.0%
       Lawrence W. Swanstrom (5)                               Class A                54,240           3.2%

  Trust under Item Fifth of the Will of                        Common                216,649           3.1%
       Lawrence W. Swanstrom (5)                               Class A                40,736           2.4%

Thomas M. Hyndman, Jr. (6)
c/o Duane, Morris & Heckscher LLP
4200 One Liberty Place
Philadelphia, PA 19103-7396

  Individually                                                 Common                  2,735             *
                                                               Class A                   570             *

  Trust under the Will of Gladys Swanstrom (3)                 Common                 91,425           1.3%
                                                               Class A                62,975           3.8%

  Trusts under the Will of Klas A. Swanstrom (3)               Common                197,916           2.9%
                                                               Class A                98,472           5.9%

  Trust under Item Fourth of the Will of                       Common                 52,720           1.0%
       Lawrence W. Swanstrom (5)                               Class A                54,240           3.2%

                                                                                   NUMBER OF
                                                                TITLE OF             SHARES          PERCENT
                                                                CLASS OF          BENEFICIALLY         OF
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                       CAPITAL STOCK         OWNED(1)          CLASS
---------------------------------------                       -------------       ------------       -------
  Trust under Item Fifth of the Will of                        Common                216,649           3.1%
       Lawrence W. Swanstrom (5)                               Class A                40,736           2.4%

  Trust under Deed of Klas A. Swanstrom dated 1/12/73 (7)      Common                 95,750           1.4%
                                                               Class A                57,750           3.4%

PNC Bank, National Association (8)
398 North Main Street
Doylestown, PA 18901

  Trust under the Will of Gladys Swanstrom (3)                 Common                 91,425           1.3%
                                                               Class A                62,975           3.8%

  Trusts under the Will of Klas A. Swanstrom (3)               Common                197,916           2.9%
                                                               Class A                98,472           5.9%

  Trust under Deed of Klas A. Swanstrom dated 1/12/73 (7)      Common                 95,750           1.4%
                                                               Class A                57,750           3.4%

  Trust under Deed of Klas A. Swanstrom dated 9/26/66 (8)      Common                 61,250             *
                                                               Class A                38,500           2.3%

  Trust under Deed of Gladys Swanstrom dated 9/26/66 (8)       Common                 26,250             *
                                                               Class A                16,500           1.0%

Bank of America Corporation (9)
110 North Tryon Street
Charlotte, NC 28255

  Trust under Item Fourth of the Will of                       Common                 52,720             *
     Lawrence W. Swanstrom (5)                                 Class A                54,240          3.24%

  Trust under Item Fifth of the Will of                        Common                216,649           3.1%
     Lawrence W. Swanstrom (5)                                 Class A                40,736           2.4%

Royce & Associates, Inc. (10)                                  Common                585,150           8.4%
1414 Avenue of the Americas                                    Class A               192,750          11.5%
New York, NY 10019

Private Capital Management, Inc. (11)                          Common              1,292,281          18.8%
3003 Tamiami Trail North                                       Class A                    --             *
3rd Floor
Naples, FL 34109

Sanford C. Bernstein & Co., Inc. (12)                          Common                649,485           9.4%
767 Fifth Avenue                                               Class A                    --            --
New York, NY 10153-0185

                                                                                   NUMBER OF
                                                                TITLE OF             SHARES          PERCENT
                                                                CLASS OF          BENEFICIALLY         OF
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                       CAPITAL STOCK         OWNED(1)          CLASS
---------------------------------------                       -------------       ------------       -------
DIRECTORS: (13)
Willard S. Boothby, Jr. (14)                                   Common                  1,825             *
                                                               Class A                   400             *

Lewis W. Hull (15)                                             Common                  6,625             *
                                                               Class A                 2,000             *

Maurice D. Oaks (14)                                           Common                  1,125             *
                                                               Class A                    --            --

Martin Bidart (16)                                             Common                 16,160             *
                                                               Class A                   100             *

Mark W. Simon (17)                                             Common                 17,160             *
                                                               Class A                   100             *

Charles R. Smith (14)                                          Common                    625             *
                                                               Class A                    --             *

EXECUTIVE OFFICERS: (18)
Raymond L. Bievenour (19)                                      Common                 15,550             *
                                                               Class A                   100             *

Francis P. Wilson (20)                                         Common                  8,177             *
                                                               Class A                    --             *

All Executive Officers and Directors as a Group                Common              1,527,274          21.9%
(14 persons) (21)                                              Class A               897,990          53.6%

------------------
   * Less than 1%.

 (1) Under the rules of the Commission, a person is deemed to be the beneficial owner of securities if such person has, or shares, "voting power" which includes the power to vote, or to direct the voting of, such securities or "investment power" which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the above table includes all shares of Common Stock and Class A Common Stock of the Company over which the above-named persons individually or together share voting power or investment power.

 (2) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Kenneth A. Swanstrom could be deemed to have is 24.2%. Of these shares, Mr. Swanstrom has sole voting and dispositive power with respect to 605,373 shares of Common Stock and 244,291 shares of Class A Common Stock, of which totals 11,301 shares of Common Stock and 3,767 shares of Class A Common Stock are owned by Mr. Swanstrom's wife, 51,050 shares of Common Stock and 350 shares of Class A Common Stock are owned by one of their daughters. Mr. Swanstrom disclaims beneficial ownership of the shares owned by his wife and daughter. Mr. Swanstrom has shared voting and dispositive power with respect to 91,425 shares of Common Stock and 62,975 shares of Class A Common Stock held by the Trust under the Will of Gladys Swanstrom and 197,916 shares of Common Stock and 98,472 shares of Class A Common Stock held by the Trusts under the Will of Klas A. Swanstrom. This total also includes currently exercisable stock options to purchase 22,500 shares of Common Stock.

 (3) The Trustees are Kenneth A. Swanstrom, Thomas M. Hyndman, Jr., and PNC Bank, National Association ("PNC").

 (4) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Daryl L. Swanstrom could be deemed to have is 22.4%. Of this total, Mrs. Swanstrom has sole voting and dispositive power with respect to 92,668 shares of Common Stock and 280,506 shares of Class A Common Stock and shared voting and dispositive power with respect to 52,720 shares of Common Stock and 54,240 shares of Class A Common Stock held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom and 216,649 shares of Common Stock and 40,736 shares of Class A Common Stock held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom. Pursuant to an agreement between Mrs. Swanstrom and the Company, which expires December 31, 2006, Mrs. Swanstrom has agreed not to sell or otherwise transfer or dispose of any shares of the Company's Class A Common Stock owned by her or that she may acquire without first offering to sell such shares to the Company. The purchase price upon exercise of the Company's option to purchase such shares is the higher of the market price of such shares on the day prior to the day such shares are offered to the Company or the price offered by a third party for such shares. These shares include currently exercisable stock options to purchase 625 shares of Common Stock.

 (5) The Trustees are Daryl L. Swanstrom, Thomas M. Hyndman, Jr., and Bank of America Corporation.

 (6) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Thomas M. Hyndman, Jr. could be deemed to have is 18.8%. Of these shares, Mr. Hyndman has sole voting and dispositive power with respect to 2,735 shares of Common Stock and 570 shares of Class A Common Stock, of which totals 400 shares of Common Stock are owned by Mr. Hyndman's wife. Mr. Hyndman disclaims beneficial ownership of the shares owned by his wife. Mr. Hyndman has shared voting and dispositive power with respect to the 52,720 shares of Common Stock and 54,240 shares of Class A Common Stock held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom, 216,649 shares of Common Stock and 40,736 shares of Class A Common Stock held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom, 91,425 shares of Common Stock and 62,975 shares of Class A Common Stock held by the Trust under the Will of Gladys Swanstrom, 95,750 shares of Common Stock and 57,750 shares of Class A Common Stock held by the Trust under the Deed of Klas A. Swanstrom dated 1/12/73, and 197,916 shares of Common Stock and 98,472 shares of Class A Common Stock held by the Trusts under the Will of Klas A. Swanstrom. These shares include currently exercisable stock options to purchase 625 shares of Common Stock.

 (7) The Trustees are Thomas M. Hyndman, Jr., and PNC.

 (8) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which PNC could be deemed to have is 16.4%. Of these shares, 91,425 shares of Common Stock and 62,975 shares of Class A Common Stock are held by the Trust under the Will of Gladys Swanstrom, 197,916 shares of Common Stock, and 98,472 shares of Class A Common Stock are held by the Trusts under the Will of Klas A. Swanstrom, 95,750 shares of Common Stock and 57,750 shares of Class A Common Stock are held by the Trust under the Deed of Klas A. Swanstrom dated 1/12/73, 61,250 shares of Common Stock and 38,500 shares of Class A Common Stock are held by the Trust under Deed of Klas A. Swanstrom dated 9/26/66, 26,250 shares of Common Stock and 16,500 shares of Class A Common Stock are held by the Trust under Deed of Gladys Swanstrom dated 9/26/66, with voting power shared with Stephen D. Teaford.

 (9) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Bank of America Corporation could be deemed to have is 5.7%. Of these shares, Bank of America Corporation has shared voting and dispositive power with respect to the

     52,720 shares of Common Stock and 54,240 shares of Class A Common Stock held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom and 216,649 shares of Common Stock and 40,736 shares of Class A Common Stock held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom.

(10) According to Amendment No. 3 to a Schedule 13G dated February 2, 2000 and Amendment No. 12 to a Schedule 13G dated February 2, 2000, filed by Royce & Associates, Inc., a New York corporation ("Royce"), and Charles M. Royce. Royce and Mr. Royce reported as a "group" pursuant to Rule 13d-1(b)(ii)(H) of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to these shares. Mr. Royce may be deemed to be a controlling person of Royce and as such may be deemed to beneficially own the shares of capital stock beneficially owned by Royce. Mr. Royce does not own any shares outside of Royce and disclaims beneficial ownership of the shares held by Royce.

(11) According to Amendment No. 2 to a Schedule 13G dated February 15, 2000, filed by Private Capital Management, Inc., a Florida corporation ("Private Capital"), SPS Partners, L.P. ("SPS") and Bruce S. Sherman. Mr. Sherman is Chairman of Private Capital and exercises shared dispositive power with respect to shares by Private Capital on behalf of its clients. Mr. Sherman is also the Managing General Partner of SPS which acts as the investment advisor to the Entrepreneurial Value Fund, L.P. and exercises shared dispositive power with respect to those shares. Mr. Sherman disclaims the existence of a "group."

(12) According to an Amendment to a Schedule 13G dated February 8, 2000, filed by Sanford C. Bernstein & Co., Inc. ("Sanford"), Sanford may be deemed the beneficial owner of an aggregate of 649,485 shares of Common Stock held in accounts managed on a discretionary basis, of which Sanford has sole dispositive power with respect to such shares.

(13) Excludes directors listed under "5% Holders."

(14) These shares include currently exercisable stock options to purchase 625 shares of Common Stock.

(15) Of these shares, 3,000 shares of Common Stock and 1,000 shares of Class A Common Stock are owned by Mr. Hull's wife. Mr. Hull disclaims beneficial ownership of the shares owned by his wife. These shares include currently exercisable stock options to purchase 625 shares of Common Stock.

(16) Of these shares, 300 shares of Common Stock and 100 shares of Class A Common Stock are owned by Mr. Bidart's wife. Mr. Bidart disclaims beneficial ownership of the 100 shares of Common Stock owned by his wife. These shares also include currently exercisable stock options to purchase 15,000 shares of Common Stock.

(17) Of these shares, 120 shares of Common Stock are owned by Mr. Simon's daughter. Mr. Simon disclaims beneficial ownership of the shares owned by his daughter. These shares also include currently exercisable stock options to purchase 15,000 shares of Common Stock held by Mr. Simon.

(18) Excludes executive officers listed under "5% Holders" and executive officers listed under "Directors."

(19) These shares include currently exercisable stock options to purchase 15,000 shares of Common Stock.

(20) These shares include currently exercisable stock options to purchase 7,500 shares of Common Stock.

(21) These shares include currently exercisable stock options to purchase an aggregate of 93,750 shares of Common Stock.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, three Class C Directors will be elected for a term expiring at the 2003 Annual Meeting of Stockholders and when their successors have been duly elected. The Class A Directors and the Class B Directors will continue in office for the remainder of their respective terms shown below. Under the Company's By-laws, the number of directors constituting the entire Board of Directors is determined by the Board of Directors, but such number may not be less than three nor more than twelve. The Board of Directors has currently fixed the number of members of the Board of Directors at nine.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the three nominees for Class C Directors listed below, each of whom is currently a director of the Company. If any nominee becomes unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors believes that the nominees named will be able to serve if elected. Any vacancy on the Board of Directors for any reason may be filled by the affirmative vote of 80% of the directors then in office. The three nominees for Class C Director receiving the highest number of votes cast at the Annual Meeting will be elected. Shares held by brokers or nominees as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will be treated as not present and not entitled to vote with respect to the election of directors. Abstentions and broker non-votes on the election of the directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     Certain information with respect to each nominee for Class C Director, and each Class A Director and Class B Director continuing in office following the Annual Meeting, is as follows:

                         NOMINEES FOR CLASS C DIRECTORS

                                                  PRINCIPAL OCCUPATION      DIRECTOR
NAME                                    AGE       FOR PAST FIVE YEARS        SINCE                CLASS
----                                    ---       --------------------      --------              -----
Willard S. Boothby, Jr.(2)(3)(5)......  78    Former Managing Director,       1984     Class C; Term expires 2003*
                                                PaineWebber Incorporated,
                                                brokerage services

Thomas M. Hyndman, Jr.(1).............  75    Of Counsel since 1993,          1974     Class C; Term expires 2003*
                                                Partner, from 1957 to
                                                1992, Duane, Morris &
                                                Heckscher, LLP, Attorneys
                                                and Counsel to the Company

Daryl L. Swanstrom(1)(6)..............  53    President, Spyraflo, Inc.,      1987     Class C; Term expires 2003*
                                                manufacturer of miniature
                                                self-aligning sleeve
                                                bearings and linear slides

------------------
* If elected at the Annual Meeting

                         DIRECTORS CONTINUING IN OFFICE

                                                  PRINCIPAL OCCUPATION      DIRECTOR
NAME                                    AGE       FOR PAST FIVE YEARS        SINCE                CLASS
----                                    ---       --------------------      --------              -----
CLASS A DIRECTORS
Martin Bidart.........................  63    President and Chief             1998     Class A; Term expires 2001
                                                Operating Officer of the
                                                Company since August 1998;
                                                Vice President -
                                                Manufacturing of the
                                                Company from August 1990
                                                to July 1998

Maurice D. Oaks(1)(2).................  66    Former Vice President of        1994     Class A; Term expires 2001
                                                Worldwide Operations
                                                Planning of Bristol-Myers
                                                Squibb

Charles R. Smith(2)(3)................  55    Professor and Chairman of       1997     Class A; Term expires 2001
                                                the Mechanical Engineering
                                                Department of Lehigh
                                                University

CLASS B DIRECTORS

Kenneth A. Swanstrom..................  60    Chairman of the Board and       1970     Class B; Term expires 2002
                                                Chief Executive Officer of
                                                the Company since 1993;
                                                President and Chief
                                                Operating Officer of the
                                                Company from 1979 until
                                                1998

Lewis W. Hull(3)(4)...................  83    Chairman, Hull Corporation,     1974     Class B; Term expires 2002
                                                manufacturer of injection
                                                molding equipment

Mark W. Simon.........................  61    Vice President-Finance,         1983     Class B; Term expires 2002
                                                Chief Financial Officer, and
                                                Corporate Secretary of the
                                                Company

------------------
(1) Member of the Audit Committee. The Audit Committee is appointed annually by the Board of Directors to recommend the selection of independent auditors, review the scope and results of the audit, review the adequacy of the Company's accounting, financial, and operating controls, and supervise investigations. During 1999, the Audit Committee held two meetings.

(2) Member of the Compensation Committee. The Compensation Committee is appointed annually by the Board of Directors to recommend to the Board of Directors renumeration for senior management, adoption of compensation plans in which officers are eligible to participate, and related matters. The Compensation Committee also administers the Company's 1996 Equity Incentive Plan, the Company's 1996 Employee Stock Purchase Plan, the Company's

    1998 Stock Option Plan for Non-Employee Directors, and the Company's 1999 Employee Stock Option Plan. During 1999, the Compensation Committee held two meetings.

(3) Member of the Nominating Committee. The Nominating Committee is appointed annually by the Board of Directors to recommend to the Board of Directors nominees for election as directors of the Company. During 1999, the Nominating Committee held one meeting.

(4) Mr. Hull is also a director of Willow Grove Bank.

(5) Mr. Boothby is also a director of The Glenmede Fund, Inc.

(6) Mrs. Swanstrom is the widow of Kenneth A. Swanstrom's brother, Lawrence W. Swanstrom.

     During 1999, the Company's Board of Directors held eight meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which such director served during 1999.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid or accrued by the Company in each of the last three years to the Company's Chief Executive Officer and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                                                AWARDS
                                                                             ------------
                                                  ANNUAL COMPENSATION         SECURITIES
                                             -----------------------------    UNDERLYING         ALL OTHER
        NAME AND PRINCIPAL POSITION          YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION (1)($)
-------------------------------------------  ----   ----------   ---------   ------------   -------------------

Kenneth A. Swanstrom, Chairman and           1999    $395,000    $176,150      $15,000            $18,925
  Chief Executive Officer..................  1998     321,000     150,518       15,000             18,425
                                             1997     310,000     123,917       15,000             18,550

Martin Bidart, President and                 1999     260,000      90,181       10,000             18,225
  Chief Operating Officer..................  1998     175,792      64,112       10,000             16,500
                                             1997     153,000      38,224       10,000             15,300

Mark W. Simon, Vice President -- Finance,    1999     210,000      72,839       10,000             18,925
  Chief Financial Officer, and Corporate     1998     191,500      69,841       10,000             18,425
  Secretary................................  1997     185,000      46,219       10,000             18,350

Raymond L. Bievenour, Vice President --      1999     182,000      54,109       10,000             16,000
  Sales/Marketing..........................  1998     161,375      50,446       10,000             16,000
                                             1997     153,000      38,224       10,000             15,300

Francis P. Wilson, Vice President --         1999     178,000      52,919       10,000             16,000
  Operations...............................  1998     153,667      48,037       10,000             16,000
                                             1997      70,096      17,512       10,000                 --

------------------
(1) Includes amounts of Company contributions for 1999 to the Company's Profit-Sharing Plan, as follows: Kenneth A. Swanstrom, $16,000; Martin Bidart, $16,000; Mark W. Simon, $16,000; Raymond L. Bievenour, $16,000; and Frank P. Wilson $16,000. The amounts set forth were expended during the Company's 1999 fiscal year for financial reporting purposes under the Company's Profit-Sharing Plan, which covers all of its United States eligible employees, including officers, whose length of employment qualified them to participate. The Company's contribution to the Profit-Sharing Plan for each year is allocated among the participants in proportion to their compensation for that year. Also included in these amounts are directors fees of $2,925 paid to Mr. Swanstrom, $2,225 paid to Mr. Bidart, and $2,925 paid to Mr. Simon for meetings attended during 1999.

     The following table sets forth information with respect to options granted to the persons named in the Summary Compensation Table above during the fiscal year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                          ----------------------------------------------------------------------------
                          NUMBER OF SECURITIES    % OF TOTAL OPTIONS
                           UNDERLYING OPTIONS    GRANTED TO EMPLOYEES      EXERCISE OR      EXPIRATION       GRANT DATE
NAME                         GRANTED(#)(1)          IN FISCAL YEAR      BASE PRICE ($/SH)      DATE      PRESENT VALUE($)(2)
----                      --------------------   --------------------   -----------------   ----------   -------------------
Kenneth A. Swanstrom....         15,000                  6.85%               $25.375         12/08/09         $129,000

Martin Bidart...........         10,000                  4.57                 25.375         12/08/09           86,000

Mark W. Simon...........         10,000                  4.57                 25.375         12/08/09           86,000

Raymond L. Bievenour....         10,000                  4.57                 25.375         12/08/09           86,000

Francis P. Wilson.......         10,000                  4.57                 25.375         12/08/09           86,000

------------------
(1) All shares underlying options are shares of Common Stock. Each option becomes exercisable in increments of 25% of the shares underlying such options commencing on the first, second, third, and fourth anniversaries of the date of the option grant.

(2) The Black-Scholes model, a widely used and accepted formula for valuing traded stock options, was used to determine the grant date present value of the executive stock options. The Black-Scholes value used in this table is the same value used to report the expense associated with stock options in the Company's audited financial statements in accordance with FAS 123. The following assumptions were used to calculate the Black-Scholes value: an expected life of six years, 30% stock price volatility, 6.28% risk-free rate of return, annual dividend yield of 2.00%, and an exercise price equal to stock price on the date of grant. The Company has used the historical annual dividend yield and stock price volatility rate as assumptions for the Black-Scholes model. These are not projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility rate over the next six years. There is no gain to executives, however, if the per share market price of the Company's Common Stock does not increase, or declines.

     The following table sets forth information with respect to options held at December 31, 1999 by the persons named in the Summary Compensation Table above.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                    OPTIONS AT FY-END (#)           AT FY-END ($)(2)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Kenneth A. Swanstrom...........................    22,500         37,500         $57,656        $30,469
Martin Bidart..................................    15,000         25,000          38,438         20,313
Mark W. Simon..................................    15,000         25,000          38,438         20,313
Raymond L. Bievenour...........................    15,000         25,000          38,438         20,313
Francis P. Wilson..............................     7,500         22,500           2,813          8,438

------------------
(1) No options were exercised by the named executive officers during the year ended December 31, 1999.

(2) Represents the difference between the aggregate exercise price and the aggregate market value of the Company's Common Stock as of December 31, 1999.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company's executive compensation policies are intended to focus the executive's attention and efforts on the attainment of Company goals, reward the executive for the successful attainment of those goals, provide a total compensation package that is competitive with the market for similar talent, and create a feeling of shared destiny between the executives, all the other employees, and the Company's stockholders.

     The compensation paid to the Company's executive officers, including its Chief Executive Officer and the four other highest paid officers (the "Named Executive Officers") consisted of a base salary, an annual bonus determined in accordance with the provisions of a formal incentive plan (the "Management Incentive Plan") originally adopted for the year 1992 and amended thereafter from time to time, and non-qualified stock options as part of the 1996 Equity Incentive Plan and the 1999 Employee Stock Option Plan. These plans cover all employees and officers of the Company, including the Named Executive Officers. The executive officers also are participants in the Company's profit sharing plan, its pension plan, and its various fringe benefit programs.

     The annual salaries of the Named Executive Officers for fiscal year 1999 were determined in the month of December 1998. In determining the annual salary for each of the executive officers of the Company, including the Named Executive Officers, the Compensation Committee sought to establish salaries that were fair and competitive with those paid by comparable organizations and that fairly reward the executive officers for their performance and the Company's performance. In determining the annual salary of each of the Named Executive Officers, other than the Chief Executive Officer, the evaluation of their performance by the Chief Executive Officer is considered, and each position is measured against the knowledge and problem-solving ability required to fulfill the assigned duties and responsibilities of such position and the officer's impact upon the operations and profitability of the Company.

     The same considerations were taken into account in fixing the Chief Executive Officer's salary for 1999, except that the Committee did not have the recommendation of the Chief Executive Officer.

     The salary increases approved by the Board of Directors in December 1998 for the Named Executive Officers were as follows: Mr. Swanstrom, 23%; Mr. Bidart, 30%; Mr. Simon, 9.7%; Mr. Bievenour, 7.1%; and Mr. Wilson, 4.7%.

     Payments to the Named Executive Officers under the Management Incentive Plan are determined by five factors, which combined are used to determine the amount of the annual bonus. The first and second factors, each with a weighting factor of 25%, compared the Company's 1999 consolidated net income with 1998 consolidated net income and the 1999 Business Plan consolidated net income. The third and fourth factors, each with a weighting factor of 10%, compared the Company's 1999 consolidated net sales with 1998 consolidated net sales and the 1999 Business Plan consolidated net sales. The fifth factor, with a weighting factor of 30%, compared 1999 return on equity with 1998 return on equity. The target bonus for the Chief Executive Officer is 45% of base salary. The target bonus for the Chief Operating Officer and the Chief Financial Officer is 35% of their respective base salaries. The other executive officers have a target of 30% of their respective base salaries. The relationship of the Company's 1999 actual results to the prior year or the 1999 Business Plan targets can cause the annual bonus to range from zero to 150% of the targeted amount. The consideration of earnings before interest and taxes is the most significant factor in determining the annual bonuses paid to all other salaried and hourly workers under the employee incentive plan. Consolidated net income is the most significant factor in determining the annual bonuses paid to the executive officers. These two measures of earnings extend a common thread in the standard of measure for both executive officers' and other employees' annual bonuses.

     The fastener operations and the motor operations achieved 108% and 112%, respectively, of their overall targets established by the Board of Directors for 1999, and, therefore, the bonuses under the incentive plans were 108% and 112%, respectively, of the targeted awards for all participants.

     The bonus paid to the Chief Executive Officer for the year 1999 was determined in accordance with the current provisions of the Management Incentive Plan and reflects, in the opinion of the Committee, appropriate rewards for the Company's current performance. The portion of the Chief Executive Officer's bonus as compared to his 1999 target bonus for each factor was as follows: 1999 consolidated net income as compared to 1998 consolidated net income was 103.1% of target; 1999 consolidated net income as compared to the 1999 Business Plan consolidated net income was 95.0% of target; 1999 consolidated net sales as compared to 1998 consolidated net sales was 110.2% of target; 1999 consolidated net sales as compared to 1999 Business Plan net sales was 101.0% of target, and 1999 return on equity as compared to 1998 return on equity was 94.7% of target. Therefore, the bonus paid to the Chief Executive Officer for 1999 was $176,150. This bonus was 99.1% of the target amount.

     In determining the 1999 grants of stock options under the 1996 Equity Incentive Plan and the 1999 Employee Stock Option Plan, the Compensation Committee took into account the various factors (described above) considered in determining the annual salaries of the Named Executive Officers, as well as the recommendations of the independent consultant which assisted in the creation of the plans. In 1999, the Chief Executive Officer was granted non-qualified options to purchase up to 15,000 shares of the Company's non-voting Common Stock and each of the other Named Executive Officers was granted non-qualified options to purchase up to 10,000 shares of the Company's non-voting Common Stock.

     The Committee did not consider the deductibility for federal tax purposes of the compensation paid to the Chief Executive Officer and the Named Executive Officers under the provisions of Section 162(m) given their current compensation levels. The Committee intends to take necessary steps to conform the Company's policies with respect to the executive compensation in order to comply with the provisions of Section 162(m) if and at such time as the deductibility thereof becomes affected by such provisions.

                                     Respectfully submitted by the Compensation
                                     Committee of the Board of Directors

                                     Maurice D. Oaks
                                     Willard S. Boothby, Jr.
                                     Charles R. Smith

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with the S&P 600(R) SmallCap Index and the following combined Standard & Poor's line-of-business indices (the "S&P Indices"): Electronics-Semiconductor Companies; Electronics-Instrumentation Companies; Office Equipment Companies; and Communications Equipment Manufacturers. The S&P Indices consist of companies that are representative of the lines of business that generate the major portion of the Company's revenues.

                                   [GRAPHIC]

          In the printed version of the document, a line graph appears which depicts the following plot points:

                                                BASE                 INDEXED RETURNS
                                               PERIOD                  YEARS ENDING
COMPANY NAME/INDEX                             DEC 94   DEC 95   DEC 96   DEC 97   DEC 98   DEC 99
--------------------------------------------------------------------------------------------------
Penn Engineering & Manufacturing Corp.-
PNN/PNNA.....................................   100     236.30   203.71   242.90   230.91   243.81
S&P 600(R) SmallCap Index....................   100     129.96   157.67   198.01   195.42   219.66
S&P Indices..................................   100     145.53   194.14   246.05   372.29   587.88

------------------
(1) The comparisons of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1994 in each of the Company's Common Stock, the S&P 600(R) SmallCap Index, and the S&P Indices with the investment weighted on the basis of market capitalization.

PENSION PLAN

     The following table is representative of the annual benefits payable under the Company's qualified retirement plans to an employee currently age 65 whose annual compensation remained unchanged during the last five years of employment and whose benefits will be paid for the remainder of the employee's life.

PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                                          -------------------------------------
ANNUAL COMPENSATION                         10         20        30        40
-------------------                       ------     ------    ------    ------
$100,000..............................    12,170     24,340    36,510    48,680
 125,000..............................    15,295     30,590    45,885    61,180
 150,000..............................    18,420     36,840    55,260    73,680
 160,000..............................    19,670     39,340    59,010    78,680
 175,000..............................    19,670     39,340    59,010    78,680
 200,000..............................    19,670     39,340    59,010    78,680
 300,000..............................    19,670     39,340    59,010    78,680
 400,000..............................    19,670     39,340    59,010    78,680
 500,000..............................    19,670     39,340    59,010    78,680

     Credited full years of service of the five officers listed in the Summary Compensation Table are as follows: Kenneth A. Swanstrom, 39 years; Mark W. Simon, 23 years; Martin Bidart, 9 years; Raymond L. Bievenour, 9 years; and Francis P. Wilson, 3 years. The covered compensation under the Pension Plan Table is that amount shown in the salary and bonus columns of the Summary Compensation Table. The amounts shown in the Pension Plan Table do not reflect any deduction for social security or other offset amounts. Benefits are subject to maximum limitations under the Internal Revenue Code of 1986, as amended. Therefore, with regard to 1999, the maximum salary that can be recognized under the plan is $160,000 and the maximum annual benefit at age 65 is limited to $130,000. The foregoing Pension Plan Table may be used for all five officers, except for Kenneth A. Swanstrom, who is entitled to a higher benefit due to plan provisions protecting prior accrued benefits. Mr. Swanstrom's projected annual benefit at age 65, after 44 years of service, is $107,479.

DIRECTOR COMPENSATION

     The Company's non-employee directors each received an annual retainer of $10,000 plus a fee of $750 for each meeting attended and reimbursement for travel expenses. Employees who are directors of the Company each received a fee of $250 for each meeting attended in 1999. Members of the Audit Committee and the Compensation Committee each receive a fee of $500 for each meeting attended plus reimbursement for travel expenses. For 2000, (i) the Company's non-employee directors are each entitled to receive an annual retainer of $15,000 plus a fee of $1,000 for each meeting attended and reimbursement for travel expenses; (ii) employees who are directors of the Company are each entitled to receive a fee of $250 for each meeting attended; and (iii) members of the Audit Committee and the Compensation Committee are each entitled to receive a fee of $750 for each meeting attended plus reimbursement for travel expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Commission. Based solely on the Company's review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period January 1, 1999 through December 31, 1999, all filing requirements applicable to its officers and directors were complied with, except that Victor E. Carlson filed a late report on Form 5.

                              CERTAIN TRANSACTIONS

     Thomas M. Hyndman, Jr., a director of the Company and a nominee for Class C Director, is Of Counsel to Duane, Morris & Heckscher LLP, a law firm that performed legal services for the Company during 1999.

                              ELECTION OF AUDITORS

     Ernst & Young LLP ("E&Y") served as the Company's auditors for the Company's year ended December 31, 1999. Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of E&Y as auditors for the Company for its 2000 fiscal year. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Company or its subsidiaries. Election of E&Y will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting.

     A representative of E&Y will attend the Annual Meeting. This representative will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to any appropriate questions presented by the stockholders at the Annual Meeting.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for its fiscal year ended December 31, 1999 is being mailed to the Company's stockholders with this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Stockholders must deliver such proposal in writing to the Secretary of the Company at the Company's mailing address in Danboro, Pennsylvania, not later than December 5, 2000.

     Pursuant to Rule 14a-4(c) of the Exchange Act, if a stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders does not notify the Company of such proposal on or before February 19, 2001, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2001 proxy statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                            By Order of the Board of Directors,

                                            Kenneth A. Swanstrom
                                            Chairman of the Board

April 4, 2000

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                   (up arrow) FOLD AND DETACH HERE (up arrow)

                     PENN ENGINEERING & MANUFACTURING CORP.
              Annual Meeting of Stockholders to be held May 4, 2000

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     The undersigned hereby constitutes and appoints Kenneth A. Swanstrom and Thomas M. Hyndman, Jr., and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Penn Engineering & Manufacturing Corp. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, Building 3, 5190 Old Easton Road, Danboro, Pennsylvania 18916, on Thursday, May 4, 2000, at 2:00 p.m., and at any adjournment, postponement, or continuation thereof, as follows:

                                                         Please mark
                                                         your votes like    /X/
                                                         this in blue or
                                                         black ink

                  (Continued and to be signed on reverse side)


1. Election of Class C Directors                         WITHHOLD
   Nominees                                      FOR     AUTHORITY

   Willard S. Boothby, Jr.                       /_/        /_/
   Thomas M. Hyndman, Jr.
   Daryl L. Swanstrom

Instruction: To withhold authority, write the name of the nominee(s) in the space provided:


_______________________________________________________________________________

                                             FOR     AGAINST     ABSTAIN
2. Approval of Auditors
   Proposal to elect Ernst & Young           /_/       /_/         /_/
   LLP as the Company's auditors
   for 2000

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                   (up arrow) FOLD AND DETACH HERE (up arrow)

____________________________
   Class A Common Stock

MARK IF YOU PLAN TO ATTEND THE ANNUAL MEETING /_/


                    3. In their discretion the proxies are authorized to vote
                       upon such other matters as may properly come before the meeting and any adjournment, postponement, or continuation thereof.

                          This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for Class C Directors set forth in proposal 1 and FOR proposal 2.

                          ______________________________________________________
                                         Signature of Stockholder

                        _______________________________________________________
                                         Signature of Stockholder

                        Date: _________________________________, 2000


                        Note: Please sign your name exactly as it appears
                    hereon. If stock is registered in more than one name, each joint owner must sign. When signing as attorney, executor, administrator, guardian, or corporate officer, please give your full title as such.

Please sign, date, and return this proxy in the enclosed postage paid envelope.